UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2009

AMICO GAMES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53461	98-0579264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room North-02, 9th Floor, Flat A,
No. 89 Zhongshan Avenue West, Tianhe District,
Guangzhou, Canton Province, China 510630
 (Address of principal executive offices)

(8620) 85562666
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 3.01 Uregistered Sales of Equity Securities.

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to Amico Games Corp.

Share Exchange

On November 27, 2009 we entered into a share exchange agreement (the “Share Exchange Agreement”) with Vodafun Limited, a company incorporated under the laws of the British Virgin Islands (“Vodafun”) and Tian Yuan, the former sole shareholder of Vodafun.  According to the terms of the Share Exchange Agreement, we agreed to acquire 100 common shares of Vodafun, which was and currently is all of the issued and outstanding common shares of Vodafun, from Tian Yuan in exchange for 54,500,000 shares of our common stock.

On December 31, 2009 we closed the transactions contemplated by the Share Exchange Agreement and acquired Vodafun as our wholly owned subsidiary.  Vodafun has entered into a series of contractual obligations with Galaxy Software (Guangzhou) Limited (“Galaxy”), a company incorporated under the laws of the People’s Republic of China (“China”) that is engaged in the business of producing and distributing video games played on mobile phones for the Chinese market, as well as the holders of 100% of the voting shares of Galaxy.  A full description of these contractual arrangements is included under the heading “Organization”, below.

We had 48,000,000 shares of our common stock issued and outstanding before the closing of the transactions contemplated by the Share Exchange Agreement.  Upon the closing of the transactions, we issued 54,500,000 shares of our common stock to Tian Yuan, the former sole shareholder of Vodafun and cancelled 29,800,000 shares of our common stock held by Emad Petro, our former director and officer, pursuant to an agreement with Mr. Petro.  The 54,500,000 shares were issued in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  As of the filing of this Current Report on Form 8-K there were 72,700,000 shares of our common stock issued and outstanding.

Prior to our entry into the Share Exchange Agreement, Tian Yuan was the sole officer, director and beneficial owner of Vodafun.  Further details on the transactions contemplated by the Share Exchange Agreement can be found in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2009.

Accounting Treatment

The share exchange is being accounted for as a reverse merger, since the former sole shareholder of Vodafun, Tian Yuan, acquired the majority of our common stock upon the closing of the share exchange with Vodafun.  We have now abandoned our original business and adopted the business of Vodafun, who is deemed to be the acquirer in the reverse merger.  Consequently, the assets, liabilities and historical operations that will be reflected in the financial statements prior to the closing of the share exchange will be those of Vodafun and will be recorded at the historical cost basis of Vodafun. The consolidated financial statements after the closing of the share exchange will include the assets and liabilities of us and Vodafun, the historical operations of Vodafun, and our operations from the closing date of the share exchange.

Organization

Our relationship with Galaxy and its shareholders is governed by a series of contractual arrangements between Vodafun, Galaxy and the holders of 100% of the share capital of Galaxy (the “Galaxy Shareholders”).  Under the laws of China, the contractual arrangements constitute valid and binding obligations of the parties of such agreements.  Each of the contractual arrangements and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of China.  Other than pursuant to the contractual arrangements between Vodafun and Galaxy described below, Galaxy cannot transfer 100% of the funds generated from their operations.

On April 15, 2009, Vodafun entered into the following contractual arrangements with Galaxy and the Galaxy Shareholders:

Consulting Services Agreement. Pursuant to this agreement between Vodafun and Galaxy, Vodafun has the exclusive right to provide Galaxy with consulting and daily operations services, including advice and strategic planning in relation to mobile phone game development, human resources, research and development and business growth. Galaxy agreed to pay an annual consulting service fee to Vodafun that is equal to 100% of Galaxy’s revenue for such year, based on Galaxy’s yearly financial statements. This agreement shall remain in force unless otherwise terminated. Vodafun is entitled to assign all the rights granted pursuant to this agreement to China Media.

Business Operating Agreement. Pursuant to this agreement among Vodafun, Galaxy and the Galaxy Shareholders, Vodafun has the right to appoint or remove Galaxy directors and executive officers. In addition, Vodafun agrees to guarantee Galaxy’s performance under any agreements or arrangements relating to its business arrangement with any third party. Upon the request of Galaxy, Vodafun agrees to provide loans to support Galaxy’s operational capital requirements and provide guarantees if Galaxy needs to apply for loan from any third parties. In return, Galaxy agrees to pledge its accounts receivable and all of its assets to Vodafun. The term of this agreement is ten years; and may be extended or terminated exclusively by Vodafun by providing 30-day written notice. Vodafun is entitled to assign all the rights granted pursuant to this agreement to China Media.

Equity Pledge Agreement. Pursuant to this agreement among Vodafun, Galaxy and the Galaxy Shareholders, the Galaxy Shareholders pledged all of their equity interest in Galaxy to Vodafun to guarantee Galaxy’s performance of its obligations under the Business Operating Agreement. If Galaxy or its shareholders breach their respective contractual obligations, Vodafun, as the pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. The Galaxy Shareholders also agree that upon occurrence of any event of default, Vodafun shall be granted an exclusive, irrevocable power of attorney to take all actions in the place and stead of the Galaxy Shareholders to carry out the security provisions of the Equity Pledge Agreement and take any action and execute any instrument that Vodafun may deem necessary or advisable to accomplish the purposes of the Equity Pledge Agreement. The Galaxy Shareholders agreed not to dispose of the pledged equity interests or take any actions that would prejudice Vodafun’s interest in the pledged interest. This equity pledge agreement shall expire two years after Galaxy’s obligations under the Consulting Services Agreement have been fulfilled. Vodafun is entitled to assign all the rights granted pursuant to this agreement to China Media.

Exclusive Option Agreement. Pursuant to this agreement among Vodafun, Galaxy and the Galaxy Shareholders, the Galaxy Shareholders irrevocably granted to Vodafun an exclusive option to purchase, to the extent permitted under Chinese law, all or part of the equity interests in Galaxy for the minimum amount of consideration permitted by applicable Chinese law. Vodafun has sole discretion to decide when to exercise the option, whether in part or in full. The term of this agreement is ten (10) years from April 15, 2009 and may be extended prior to its expiration by written agreement of the parties.

Voting Right Proxy Agreement. Pursuant to this agreement among Vodafun, Galaxy and the Galaxy Shareholders, the Galaxy Shareholders agreed to irrevocably grant Vodafun the right to exercise the Galaxy Shareholders’ voting rights and their other rights, including the attendance at and the voting of the all the shares held by the Galaxy Shareholders at shareholders’ meetings (or by written consent in lieu of such meetings) in accordance with applicable laws and Galaxy’s Articles of Association, including but not limited to the rights to sell or transfer all or any of their equity interests in Galaxy, and appoint and vote for the directors and Chairman as the authorized representative of the shareholders of Galaxy. This agreement may be terminated by joint consent of the parties or upon 30-day written notice from Vodafun.

Since the Galaxy Shareholders do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for Galaxy to finance its activities without additional subordinated financial support from other parties, Galaxy’s financial statements become consolidated as our own.  As such, and due to the interest we hold in Galaxy through Vodafun, the following business description describes the business and operations of Galaxy as our own.

Description of Business

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may,”, “anticipates”, “believes”, “should”, “intends”, “estimates”, and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not undertake any obligation to publicly update any forward-looking statements.  As a result, investors should not place undue reliance on these forward-looking statements.

Overview

We were incorporated under the name Destiny Minerals Inc. on February 12, 2008 under the laws of the State of Nevada.  On September 23, 2009 we filed an amendment to our articles of incorporation to change our name to Amico Games Corp., and on November 27, 2009 we entered into a share exchange agreement with Vodafun, now our wholly owned subsidiary.  The closing of the transactions contemplated by the share exchange agreement occurred on December 31, 2009, at which time we adopted the business of Vodafun.  Our principal offices are located at Room North-02, 9th Floor, Flat A, No. 89, Zhongshan Avenue West, Tianhe District, Guangzhou, Canton Province, China 510630.  Our telephone number is (8620) 85562666.  Our fiscal year end is August 31.

Previous Business

Before we experienced the change of control and closed the transactions contemplated by the share exchange agreement with Vodafun, we were an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intended to conduct exploration activities on one property located in the Province of Quebec, Canada. Record title to the property upon which we intended to conduct exploration activities was held in our name. The property consists of nine claims containing 503.79 hectares and is subject to a 1% net smelter royalty. We intended to explore for gold on the property.  On September 25, 2009 we allowed the claim to this property to lapse. Our management made the decision that the property did not merit any additional expenditure based on limited exploration work

Current Business

Upon acquiring Vodafun pursuant to the share exchange, we adopted the business of Vodafun.  We are now engaged in the development and distribution of mobile phone games for the Chinese market.

Principal Products

We are an information technology company specializing in developing and distributing mobile phone games for the Chinese market.  Our games are delivered across JAVA and WAP platforms over 3G and 2.5G mobile telecommunication networks in China.  The term “mobile phone game” refers to video games which are downloaded and played on mobile, or cellular, phones. This definition does not include games played on personal digital assistants, handheld computers or handheld video game system such as PlayStation Portable or Nintendo DS.  The mobile phone games developed by Galaxy are downloadable and can be played on mobile phone devices that are commercially available in the retail market in China. The majority of our games are “networked” or “multiplayer” because they are played over the mobile internet network in China.  This allows players to interact with each other in the game environment so that a number of players can be involved together in one game.  We believe this provides the game players with a more varied and interactive gaming experience.

We have developed over 10 mobile phone games since our inception.  We are capable of providing interactive multiplayer mobile phone games through multiple technology platforms to mobile phone end users.  Most of our games are currently delivered through the 2.5G technology platform, using the WAP and Java™ protocols, which offer high quality graphics, rich content and interactivity. In the past we have also offered games through the SMS platform on 2G network technology, but have stopped developing and distributing games on this network since March of 2008 as it is becoming antiquated with enhancements to the Chinese mobile telecommunications network.  2G, 2.5G and 3G are different variations of the mobile telecommunication networks throughout China, with 2G being the earliest and least capable of the kind of transmissions required by complex multiplayer games, and 3G being the newest and most capable.

The followings are the types of mobile phone games we currently develop and deliver over the 2.5G telecommunications network in China:

•
WAP games:  Wireless Application Protocol (“WAP”) is an open standard for communication between mobile phones and the internet.  WAP allows for the delivery of web data to mobile phones with relatively small screen displays as it compresses the data appropriately.  It allows users to download color and animated pictures and other interactive game content on their mobile phones so that users can request and receive information in a manner similar to accessing information on Internet web sites using personal computers.

We began the testing of our first WAP game, Miracle Journey to the West, in January of 2006, but did not begin to receive revenues for from this game until our final ‘live’ testing carried out in May of 2006.  We also launched two more WAP games: Miracle Jiutian in July of 2007 and Fantasy Wulin in October 2008.  We have begun generating revenue from these two games as well.

•
Java™ games. Java™ is the software that has been specifically designed by Sun Microsystem to enable the development of applications on mobile devices; allowing mobile phone users to play interactive and multiplayer mobile phone games. Java™ is the most common application development platform for mobile games and allows for more advanced information and game play than WAP.

Galaxy started testing of its Java™ game, Journey to the West OL, in June of 2008, and has been receiving revenues for this game since final testing in May 2009.

The following are the names and details of the mobile phone games developed by us and which are currently available for download through various mobile service providers

	Miracle Journey to the West	Miracle Jiutian	Fantasy Wulin	Journey to the West OL
Development Platform	WAP	WAP	WAP	Java ™
Mobile Network	2.5G and 3G	2.5G and 3G	2.5G and 3G	2.5G and 3G
Final Test Date	May 2006	September 2007	October 2008	May 2009

Miracle Journey to the West

Miracle Journey to the West is an adaptation of a famous Chinese novel: Journey to the West. The game incorporates many of the well known sites, scenes and characters from the classic novel.  Miracle Journey to the West’s virtual game world was designed according to the novel’s story which revolves around the Tang Dynasty.  The game provides players with real-time graphics mapping, real-time fighting effects and other WAP graphic technologies.  The game also provides players with interactive game play functions such as fighting, upgrading characters, skill, task, various transactions, chatting, etc. To increase appeal of the game and enrich the users’ gaming experience we add new content by updating the game on a weekly basis.

Miracle Jiutian

Miracle Jiutian’s theme is based on a famous, ancient Chinese martial arts story. The game environment is a highly stylized virtual world with eastern martial-arts characters, in which many famous Chinese factions and cities are presented.

Fantasy Wulin

Fantasy Wulin is a multiplayer mobile phone role playing game. It is an adaptation of traditional Chinese warrior stories and legends. Once a player downloads the game, they assume a fictional character of their choosing and interact with other players and challenge the game’s artificial intelligence to become a Wulin warrior. The game provides detailed scenarios and diversified interactive environments for extended and repeated gaming.

Journey to the West OL

Journey to the West Online is a multiplayer mobile phone game on the Java™ platform.  The virtual game world of Journey to the West Online is based on Chinese mythology, is presented in a popular cartoon design style, and provides a rich, personal computer-like, online game experience due to the flexibility of the Java™ platform. The game provides an environment which promotes extended game play recurring usage by providing the ability to build long term relationships with other users through interactions and opportunities within the game itself.  The games allows players to upgrade and enhance their fictional character’s status and skills, as well as providing other extended gaming through access to secret communities, various country affiliations and even the ability to engage in virtual ‘marriage’ with other users.

All of our games have exhibited substantial success in the market with Miracle Journey to the West setting the standard with an 11.1% share of the multiplayer WAP game market with approximately 15,000,000 registered users as of August 31, 2009.  Below is a graph depicting the growth of registered users for all of our games over the last two years:

We anticipate developing, or licensing, further games and technologies for distribution in our market over the next 12 months.  Our current areas of focus are:

1.	Develop software to allow users to generate maps and game play scenarios for Journey to the West OL.
2.	Develop software that would allow users to operate our games on a larger number of platforms such as the iPhone and personal computers.
3.	Develop WAP 2.0 support for our WAP games to take advantage of the benefits offered by this newer standard.
4.
Develop additional Java™ games as the Chinese telecommunication network moves towards 3G compatibility.  We hope our aggressive strategy in this area will establish us as a leader in this newly developing market.

5.	Create in-game ‘goods’ which may be purchased by the players to increase their game experience or enhance their status in the game. We anticipate this to provide us with additional revenue.
6.	Develop our own online mobile game platform and become not just a content provider, but a service provider by allowing players to access our games directly from our own websites.
7.	Investigate the possibility of licensing foreign developed games for use on the Chinese network in order to rapidly increase our game offerings and strengthen our position in the market.

Customer Service

We view the distributors of our games as well as the end users as customers and believe that proper customer service is the key to building our brand and enhancing the attractiveness of our products.  Accordingly, we have established a customer service call center comprised of 12 people at the moment.  We train our customer services representatives with an emphasis on customer satisfaction.  Our customer service department handles calls, faxes and e-mails from our end users and provides training materials to our customers to enhance their experience with our games.

Markets

In recent years, the telecommunications industry in China has grown at a rapid pace, particularly in the mobile telecommunications market segment. China is now the largest mobile telecommunications market in the world, with 720 million mobile phone users as of September of 2009, according to data published by the China Ministry of Industry and Information Technology. Of the entire mobile phone user population in China, approximately 25% or 181, million users have been using their cell phone to surf the Internet.  Over the last few years, voice usage has been the major revenue base for mobile telecommunications providers in China. However, with the rapid development of data transmission available on the mobile networks, the market potential for mobile value-added services, such as games, has been greatly increased.

Mobile value-added services include those services that are not part of the basic voice offer; and allow mobile phone end users to receive and transmit text, images and other forms of digital data or voice content via their mobile handsets. Chinese mobile phone end users have been quick to adopt and use mobile value-added services as an alternative means of communication, as well as a source of information and entertainment.  This has made mobile value-added services one of the fastest growing sectors within China’s rapidly evolving telecommunications industry.

According to statistics compiled by Enfodesk and Analysys International in February of 2009, China’s 2008 mobile phone game market reached approximately $165,000,000 (RMB 1.365 billion) in sales, an increase of 62.67% over 2007.  With the recent increase in the use of third party payment gateways and more efficient distribution models, the mobile phone game market volume is expected to experience steady and substantial growth in the future as well.

Our management expects that with the increase of 3G usage throughout China, mobile phone gaming usage will also increase as the 3G network will be able to provide a more user friendly and well developed game experience.   Below is a graphical illustration of the Chinese mobile, or cell phone, game market as well as a forecast for continued growth developed by Enfodesk:

According to the 2009 statistics compiled by Analysys International, a leading advisor for the          technology, media and telecommunications industries in China, China had 6.98 million active mobile phone game players in 2008.  Of these, 40% (or 2.8 million players) were playing multiplayer games such as the ones we primarily develop. Analysys International further estimates that the population of multiplayer gamers will increase to over 60% by 2009.

Below are charts illustrating the amount of game players and the amount of those players who will be focusing on multiplayer games such as the one primarily developed by us:

Distribution Methods and Customers

We distribute our mobile phone games to our end customers through carefully selected mobile value-added service providers who work directly with the mobile telecommunications networks.  These mobile value-added service providers take the role of distributors to enhance the visibility of our mobile phone games as they have an established market presence in providing services to mobile phone users. Our distributors set up WAP based internet sites which can be accessed by users of mobile internet features provided by telecommunication operations in China Mobile.  The general public is able to download our games from these websites.

As of August 31, 2009, we had established cooperation arrangements with the following mobile value-added service providers in China:

•
Shenzhen Tencent Computer System Co., Ltd. (“Tencent”), a Chinese based company listed on the Hong Kong stock excahnge. Tencent is the operator of QQ, the most popular free instant messaging computer program in China.  According to statistics distributed by Tencent, at any time QQ had over 80,000,000 concurrent online users as of October 2009.  Currently, Tencent provides 22 servers to host four of our mobile phone games. Tencent is our major distributor and key partner responsible for the distriubution of the following games: Miracle Journey to the West, Fantasy Wulin and Journey to the West OL.

•
Downjoy, one of the largest mobile phone game distributors, who distribute mobile phone games through its gateway: www.d.cn.  Downjoy has over 30,000,000 mobile phone users and 6,000,000 multiplayer mobile phone game users.  From 2008 to 2009 Downjoy was responsible for the distribution of our game, Miracle Jiutian; but the agreement expired on Aug 15, 2009.  We do not anticipate renewing this distribution arrangement at the moment, but will likely be using Downjoy to aid in the distribution of future products.

We have also maintained a strong distribution relationship directly with telecommunication operators including China Mobile and China Unicom. Our games use a third-party payment system provided by China Mobile for service providers who distribute their products through China Mobile, and our Miracle Jiutian game is expected to be operated in the game center of China Unicom and distributed directly by this operator.  According to official statistics, China Mobile had 155.4 million users as of June 2009 and China Unicom had 142.79 million as of September 2009.

Our marketing programs include online advertising and customer referral, all leveraging on the mass community established by our distributors. Our sales and marketing groups work closely with our research and development and technology development department to coordinate our product development activities, product launches and ongoing demand and supply planning.

Competition

We face competition from various software production companies ranging from small, private businesses to large, state-sponsored enterprises.  Some of our major competitors include Beijing Troodo Information Technology Co., Ltd. and Beijing Kongzhong Information Technology Co., Ltd.  We compete with both mobile phone developers and personal computer game developers.  We compete with these companies for market penetration, but also for favorable relationships with developers as well as experienced and talented employees.

Because there is a relatively low entry barrier, there are numerous mobile phone games developers in China.  Some of the larger ones are as follows:

Competitor Name	Approximate Annual Sales Revenue	Product/Service
Beijing Pearl-in-Palm Information Co., Ltd.	$500,000	PC games and Java online games implementing multi-platform operation strategy. The games are free; revenue is generated through sale of virtual goods which are used in the games.
Beijing Kongzhong (China) Information Technology Co., Ltd.	$1,000,000
Beijing Lakoo Game Software Development Co., Ltd.	$400,000
Beijing Troodo Information Technology Co., Ltd.	$1,300,000

However, our management believes that our biggest competition are companies which develop personal computer games as they have greater access to capital, more technology resources, stronger marketing channels and more research and development capability. Though these companies have not yet entered the mobile phone game industry, our management expects them to do so some time in 2010.

Some of our competitors may have longer operating histories, better brand recognition and greater financial resources than we do.  In order for us to successfully compete in our industry we will need to:

•	Continue developing new games to build our revenue stream and interest new customers in our products;

•	continue developing our relationships with distributors; and

•	increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

Our management believes that we have certain strengths which will help us compete in our industry.  Among these are:

1.	a good reputation and well known brand in the Chinese mobile phone game market;
2.	well established sales relationship with China’s largest telecommunication companies such as Tencent, China Telecom, China Unicom, and DownJoy;
3.	15,000,000 registered mobile phone multiplayer game users, occupying 10% market share;
4.	new technology to adjust its Java™ based games to fit different screen size of various models of mobile phones; and
5.	strong marketing structure developed through leveraging on our established partnerships with Shenzhen Tencent, China Mobile, and China Unicom.

Intellectual Property

We have not filed for any protection of our name or trademark.  We do hold intellectual property rights in the mobile phone games which we have developed.  The following is a list of intellectual property rights in mobile phone games which we have developed:

1. PC Software Copyright Registration Certificate of E-Love (2003);
2. PC Software Copyright Registration Certificate of Tang Dynasty Journey to the West (2004);
3. PC Software Copyright Registration Certificate of Empire Times (2003);
4. PC Software Copyright Registration Certificate of Empire Times (2009);
5. Software Product Registration Certificate of Tang Dynasty Journey to the West (2007);
6. PC Software Copyright Registration Certificate of Fantasy Wulin (2009);
7. PC Software Copyright Registration Certificate of Shuihu Heros Legend (2009);
8. PC Software Copyright Registration Certificate of Journey to the West OL (2009);
9. PC Software Copyright Registration Certificate of Jianghu Domination (2003);
10. PC Software Copyright Registration Certificate of Miracle Journey to the West (2007); and
11. PC Software Copyright Registration Certificate of Miracle Jiutian (2007).

We also own the copyright of our logo and all of the contents of our website, www.amicogames.com.

Research and Development

We incurred approximately $137,173 in research and development expenses during the year ended August 31, 2009 and approximately $131,033 during the year ended August 31, 2008.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

Government Regulations

Regulation on Software Product Management.

The Regulation on Software Product Management was enacted by the Ministry of Industry and Information on March 5, 2009.  This law regulates that all domestic software producers shall apply for registration of their products and keep a copy of software which they have developed with the local industrial administrative department.  Once software is deposited with the department it receives a registration number and a version number which is published on the software when it is sold.  We submitted applications for registration for all of our software products and will register all of our future software product as well.  The cost of compliance with these regulations is minimal.

Regulation on Telecommunication Business Operation License Management.

The Regulation on Telecommunication Business Operation License Management was enacted by the Ministry of Industry and Information on February 4, 2009. Under these regulations, companies involved in the sale of any product or service connected to telecommunications, must apply for and be granted specific operating licenses.   These licenses include the Certificate for Value Added Telecommunication Service Provider and Certificate for Telecom and Information Service Operations, depending on the type of product or service the company is providing.  We have acquired the Certificate for Value Added Telecommunication Service Provider, which is the required license for our operations and which will be examined by local telecommunication supervision department annually.  We do not anticipate any problems with the renewal of our license and the costs are minimal.

Regulation on Foreign Investment in Telecommunication Enterprise.

The Regulation on Foreign Investment in Telecommunication Enterprise was enacted by the State Council on December 11, 2001.  These regulations effect foreign investment in the Chinese telecommunication industry.  The regulations statement that companies engaged in the business of value added telecommunication services, such as us, foreign investors cannot hold more than a 50% interest.  This is why we have undertake the VIE structure with Galaxy.  Compliance with these regulations has required the establishment of the VIE structure which has cost us approximately $20,000 and about $500 in annual upkeep.

Environmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations.  We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Employees

We currently have 50 employees with all being engaged on a full time basis

Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following is a discussion of Vodafun’s financial statements for the years ended August 31, 2009 and 2008.  Due to the VIE agreements described in the section “Business Description” above, Galaxy’s financial statements are consolidated as that of Vodafun and Galaxy’s date of inception is used as Vodafun’s date of inception.

The financials of Vodafun will be our financials going forward due to the reverse take-over accounting treatment of the share exchange transaction.  Pro-forma financial statements are not required as our management feels that this is a reverse recapitalization transaction.

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this report.  The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.  All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

Liquidity and Capital Resources

For the years ended August 31, 2009 and August 31, 2008

As of August 31, 2009 we had $191,470 in cash, current assets of $612,188, current liabilities of $442,971 and a working capital surplus of $169,217.  As of August 31, 2008 we had $297,808 in cash, current assets of $600,159, current liabilities of $351,918 and a working capital surplus of $248,241. As of August 31, 2009 we had total assets of $644,179, compared to total assets of $644,300 as of August 31, 2008.

During the year ended August 31, 2009 we spent net cash of $29,926 on operating activities, compared to net cash received of $299,405 from operating activities during the year ended August 31, 2008.  The decrease in receipts from operating activities during the year ended August 31, 2009 was primarily due to an increase in our accounts receivable, an increase accounts payable and a decrease in our net income.  These changes were somewhat offset by increases in our prepaid expenses and other receivables.

During the year ended August 31, 2009 we used net cash of $12,062 in investing activities, compared to a relatively similar $12,267 during the same period in 2008.  These expenditures were the result of cash paid for property, plant and equipment additions.

During the year ended August 31, 2009 we spent net cash of $64,884 on financing activities, compared to net cash spending of $42,964 on financing activities during the year ended August 31, 2008.  During both years, the money spent on financing activities went towards the repayment of a revolving line of credit.

During the year ended August 31, 2009 we recognized a gain of $534 due to the effect of exchange rates on our cash, compared to a gain of $15,728 due to the same effect during the year ended August 31, 2008.  Our net cash decreased by $106,338 during the year ended August 31, 2009, compared to a net cash increase of $259,902 during the year ended August 31, 2008.  The decrease in cash for the year ended August 31, 2009 was largely the result of a larger amount of cash provided to us by our operating activities during the year ended August 31, 2008 compared to August 31, 2009.

We anticipate that we will meet our ongoing cash requirements by retaining income as well as through equity or debt financing.  We plan to cooperate with various individuals and institutions to acquire the financing required to produce and distribute our products and anticipate this will continue until we accrue sufficient capital reserves to finance all of our development independently.

We estimate that our expenses over the next 12 months (beginning January 2010) will be approximately $2,150,000 as described in the table below.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Legal and accounting fees	12 months	150,000
Selling expenses	12 months	500,000
Investor relations and capital raising	12 months	100,000
Salaries and consulting fees	12 months	200,000
Fixed asset purchases	12 months	300,000
General and administrative expenses	12 months	900,000
Total		2,150,000

We intend to meet our cash requirements for the next 12 months through a combination of our net income generated from daily operations and potential financing by way of private placements.  Although we currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any private placement financings, we are able to generate sufficient funds to fully carry out our business plan.

Subsequent Events

On December 31, 2009 we entered into an agreement with our former sole officer and director, Emad Petro.  Pursuant to the terms of this agreement, Mr. Petro cancelled 29,800,000 shares our common stock held by him and agreed to assume all of our debts as of the date of the closing of the share exchange agreement with Vodafun: December 31, 2009.

On November 27, 2009 we entered into a share exchange agreement with Vodafun and the sole shareholder of Vodafun, Tian Yuan.  According to the terms of the share exchange agreement, Mr. Yuan agreed to sell all of the issued and outstanding share capital of Vodafun in exchange for 54,500,000 shares of our common stock.  The transaction was closed on December 31, 2009   and Vodafun became our wholly owned subsidiary.

Results of Operations

For the years ended August 31, 2009 and August 31, 2008

Revenues

During the year ended August 31, 2009 we generated $1,258,765 in revenues, compared to revenues of $908,447 during the year ended August 31, 2008.

Expenses

For the years ended August 31, 2009 and August 31, 2008 our expenses were as follows:

Type of Expense	August 31, 2009 ($)	August 31, 2008 ($)
Selling	389,906	106,922
General and administrative	595,092	576,071
Depreciation of property, plant and equipment	14,836	13,308

For the year ended August 31, 2009 our total expenses were $999,834 compared to total expenses of $696,301 during the year ended August 31, 2008.

Taxes and Net Income

For the year ended August 31, 2009 our tax expenses consisted of $52,289 in current taxes due and $9,383 in deferred taxes.  During the year ended August 31, 2008, our tax expenses consisted of $12,338 in current taxes and a $21,304 deferred tax benefit.

During the year ended August 31, 2009 we generated net income of $198,029 compared to net income of $221,429 for the year ended August 31, 2008.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  A complete listing of these policies is included in Note 1 and Note 2 of the notes to our financial statements for the years ended August 31, 2009 and 2008.  We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Principles of Consolidation

The accounts of Galaxy are consolidated in the accompanying financial statements pursuant to Financial Accounting Standards Board Interpretation No. 46 (Revised), “Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51”. As a VIE, Galaxy’s sales are included in our total sales, its income from operations is consolidated with ours, and our net income includes all of Galaxy’s net income. We do not have any non-controlling interest and accordingly, did not subtract any net income in calculating the net income attributable to us. Because of the contractual arrangements, we had a pecuniary interest in Galaxy that requires consolidation of our and Galaxy’s financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as well as the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Revenue Recognition

We generally recognize revenue when our products are sold and split the revenue earned with our partners that provide the platform for our software applications, the largest of which is Shenzhen Tencent Computer System Co., Ltd (“Tencent”).  As of August 31, 2009, we had four mobile phone games in operation. These games are downloadable to the mobile hand set of the end users for free. Revenue is recognized when the end users purchase virtual goods to enhance the competence of their game characters or send text messages to other game players.  At the time of purchase of these virtual goods or the use of text messages,  the following criteria of SAB 104 are met: 1) an arrangement exists, 2) the sales prices is fixed and determinable, 3) goods and services have been delivered, and 4) collectability is reasonably assured.  At this point, the revenue earnings process is complete and revenue is recognized.  There are no dual revenue components and their revenue process is complete and therefore no revenue deferral is necessary.

Earnings Per Share

We have adopted the provisions of SFAS No. 128, Earnings Per Share ("EPS"). SFAS No. 128 provides for the calculation of basic and diluted earnings or loss per share. Basic loss per share includes no dilution and is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution of securities that could share in the earnings or losses of the entity.  We do not have any potentially issuable shares.  For the years ended August 31, 2009 and 2008, basic and diluted loss per share are the same.

Description of Property

We currently rent two offices each of which serves a different business purpose:

(1) Our administrative, R&D, production center: Room South 01-07, 9/F South, Building A, Zhongshan Avenue No. 89, Tianhe District, Guangzhou, Canton Province, P.R. China, with area of 405 square meters;

(2) Our customer service center: Room North-02, 9/F North, Building A, Zhongshan Avenue No. 89, Tianhe District, Guangzhou, Canton Province, P.R. China, with area of 45 square meters.

Rent expense for the years ended August 31, 2009 and 2008 was $32,813 and $28,231, respectively.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of December 31, 2009, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of December 31, 2009, there were 72,700,000 shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form 8-K.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock		0	0
	All Officers and Directors as a Group	0	0
Common Stock	Tian Yuan Room North-02, Flat A, No. 89 Zhong Shan Da Dao Xi, Tianhe Qu, Guangzhou, Canton Province, China 510630	54,500,000	75
	All Others as a Group	54,500,000	75

(1)	Based on 72,700,000 issued and outstanding shares of our common stock as of December 31, 2009.

Changes in Control

As of December 31, 2009 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.  We do expect that our current majority shareholder, Tian Yuan, will transfer all or some of our common shares, to various individuals involved with our business operations.  These transfers may trigger a change of control transaction.

Directors and Executive Officers

Directors and Officers

Our Articles state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors.  Our Board of Directors has fixed the number of directors at three, and we currently have three directors.

Our current directors and officers are as follows:

Name	Age	Position
Peter Liu	36	President and Chief Executive Officer
Wing Kuen Ha	46	Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director
Yuan Xu	41	Chief Operating Officer
Lin Zhong	31	Chief Technology Officer
Pui Ling Chan	43	Director

Our Directors will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Peter Liu

Mr. Liu is our President and Chief Executive Officer.  He was one of earliest pioneers in the mobile game industry in China, and became the founder and executive director of Galaxy in 2001.  Mr. Liu has extensive experience in business administration, team building and project management. Mr. Liu holds a diploma in an Executive MBA training course from the South China University of Technology which he received in 2005.  He also completed training courses in Financial Management from the South China Normal University in 2002 and Computer Application from the Sun Yat-Sen University in 2000.

Wing Kuen Ha

Mr. Ha is our Chief Financial Officer, Principal Accounting Officer, Treasurer and Secretary.  He has over 20 years of experience in the areas of auditing, transaction advisory services and commercial transactions.  In the past, Mr. Ha has served as an executive director, group financial controller and company secretary for several publicly traded companies listed on the Hong Kong Stock Exchange.  From, October 2002 to April 2005, Mr. Ha worked as a senior accounting consultant with Lui & Leung CPA.  From May of 2005 to the present, Mr. Ha has been employed as a senior consultant by Hong Kong based Palladia Consulting Limited.  Mr. Ha holds a Masters Degree in Professional Accounting from the Open University of Hong Kong and he is also a fellow member of The Association of Chartered Certified Accountants and The Hong Kong Institute of Certified Public Accountants.

Yuan Xu

Mr. Xu is our Chief Operating Officer.  Mr. Xu brings 14 years of experience in the Chinese telecommunications industry as well as expertise in business networking and strategic alliance formation with major telecommunication network operators and value-added service providers in China. Mr. Xu joined Galaxy in October 2006 as its Chief Operating Officer.  Prior to joining Galaxy, Mr. Xu was the general manager of Guangzhou Hanzheng Information Technology Limited and Guangzhou Polynet Limited during the period from July 2005 to October 2006.  From 2003 to July 205, he was the CEO of Guangdong Renwoxing Information Industry Limited, a software development company.  Mr. Xu received his Bachelor degree in 1991 from Anhui University of China.

Lin Zhong

Mr. Zhong is our Chief Technology Officer. In 2002 Mr. Zhong joined Galaxy as a programmer and was appointed as its Technology Director in 2003.  He is proficient in developing multiplayer mobile games for a number of various mobile platforms including SMS, WAP and Java.  Mr. Zhong is the system analyst and project manager for most of our mobile games.  Mr. Zhong received his Bachelor degree in Computer Science and Technology in year 2000 from National University of Defense Technology of China.

Other Directorships

None of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination.  The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted.  Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders.  If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission.  The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders.  Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation.  If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions.  The Board may request additional information from each candidate prior to reaching a determination, and it is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses.  In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty.  As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated.

Audit Committee

We do not currently have an audit committee or a committee performing similar functions. The Board of Directors as a whole participates in the review of our financial statements and disclosure.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Code of Ethics

We have not yet adopted a code of ethics that applies to our officers, directors and employees.  When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

Summary Compensation Table (1)

Name and Principal Position	Year	Salary ($)	Total ($)
Emad Petro (2)	2008	0	0
	2009	0	0

(1)
We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)	Darrin Zinger served as our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director from our inception until November 26, 2009.

Option Grants

As of December 31, 2009 we had not granted any options or stock appreciation rights to our named executive officers or directors.

Management Agreements

We have not yet entered into any consulting or management agreements with any of our current executive officers or directors.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to December 31, 2009.  We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions.  The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Certain Relationships and Related Transactions, and Director Independence

On December 31, 2009 we issued 54,500,000 shares of our common stock to Tian Yuan, our affiliate by virtue of his shareholdings, as part of the closing of our share exchange with Vodafun.

Also on December 31, 2009 we entered into an agreement with Emad Petro, our former sole officer and director to cancel 29,800,000 shares of our common stock and assume all debts owed by us as of the closing of the share exchange with Vodafun.  This agreement is attached to this Current Report on Form 8-K as Exhibit 10.6.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements.  Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Legal Proceedings

We are not aware of any material pending legal proceedings to which we are a party or of which our property is the subject.  We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Our common stock is not traded on any stock exchange in the United States and Canada and there is no established public trading market for our common stock. Our common stock is quoted on the OTC Bulletin Board, under the trading symbol AMCG.OB.  The market for our stock is highly volatile. We cannot assure you that there will be a market in the future for our common stock. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

We did not have any trading in our common stock until November 15, 2009.  From November 15, 2009 to December 31, 2009 the highest price of our stock was $0.78 per share and the lowest, $0.19 per share.

Holders

As of December 31, 2009 there were 47 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future.  The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of December 31, 2009 we did not have any equity compensation plans.

Recent Sales of Unregistered Securities

During the last three years, we completed the following sales of unregistered securities:

•	On February 12, 2008, we issued 5,000,000 common shares to our former sole officer and director at $0.00001 per share for $50.

•	On December 31, 2009 we issued 54,500,000 common shares to Tian Yuan, the former sole shareholder of Vodafun as part of the closing of our share exchange with Vodafun.

These shares were issued without a prospectus pursuant to Regulation S under the Securities Act.  Our reliance upon Rule 903 of Regulation S was based on the fact that the sales of the shares were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor who relied on Regulation S was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

Description of Registrant’s Securities to be Registered

Our authorized capital stock consists of 600,000,000 shares of common stock, $0.00001 par value and 100,000,000 shares of preferred stock, $0.00001 par value.

Common Stock

As of December 31, 2009 we had 72,700,000 shares of our common stock issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our security holders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by our Board of Directors out of funds legally available for the payment of dividends.  From our inception to December 31, 2009 we did not declare any dividends.

We do not intend to issue any cash dividends in the future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  However, it is possible that our management may decide to declare a stock dividend in the future.  Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of preferred stock, par value $0.00001.  As of December 31, 2009, we did not have any issued and outstanding shares of preferred stock.  Under our Articles of Incorporation, our Board of Directors has the power, without further action by the holders of common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series.  The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of our common stock.

Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

•	Article IX of our Bylaws, filed as Exhibit 3.4 to this Current Report; and

•	Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Financial Statements and Supplementary Data

VODAFUN LIMITED
Consolidated Financial Statements
(Expressed in US dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Vodafun Limited
Tortola, British Virgin Islands

We have audited the accompanying consolidated balance sheets of Vodafun Limited (the “Company”) as of August 31, 2009 and 2008 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vodafun Limited as of August 31, 2009 and 2008 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
December 17, 2009

Vodafun Limited
Consolidated Balance Sheets
As of August 31, 2009 and 2008

	Aug. 31	Aug. 31
	2009	2008

Current Assets
Cash and cash equivalents	$191,470	$297,808
Accounts receivable, net	390,082	163,892
Prepaid expenses and other receivables	30,636	138,459
Total Current Assets	612,188	600,159

Property, plant and equipment, net	31,474	34,156
Deferred tax asset	-	9,376
Intangible assets & deferred charges	517	609
Total Assets	$644,179	$644,300

Current Liabilities
Payables and accrued liabilities	$10,592	$245,583
Revolving line of credit	-	64,884
Dividend payable	289,203	-
Due to related parties (short term)	13,176	16,081
Income taxes payable	52,322	-
Other taxes payable	5,500	7,827
Wages payable	72,178	17,543
Total Current Liabilities	442,971	351,918

Total Liabilities	442,971	351,918

Stockholders' Equity
Common stock, $0.00 par value; 50,000 shares authorized, 100 shares issued and outstanding	-	-
Additional paid in capital	397,551	397,551
Accumulated other comprehensive income	12,344	11,810
Accumulated deficit	(208,687)	(116,979)
Total stockholders' equity	201,208	292,382

Total Liabilities and Stockholders' Equity	$644,179	$644,300

The accompanying notes are an integral part of these financial statements.

Vodafun Limited
Consolidated Statements of Operations
For the Years Ended August 31, 2009 and 2008

	For the Year Ended
	Aug 31,
	2009	2008
Revenue	$1,258,765	$908,447
Operating Costs and Expenses:
Selling expenses	389,906	106,922
A&G expenses:	595,092	576,071
Depreciation of property, plant and equipment	14,836	13,308
Total operating costs and expenses	999,834	696,301
Income From Operations	258,931	212,146

Interest income	(675)	(366)
Interest expense	439	49

Income Before Income Taxes	259,167	212,463
Income Tax Expense
Current	52,289	12,338
Defered tax expense (benefit)	9,383	(21,304)

Net Income	$197,495	$221,429

Other Comprehensive Income
Foreign currency translation adjustment	534	15,728
Comprehensive Income	$198,029	$237,157

Earnings Per Share, Basic and Diluted	$1,980	$2,372

Weighted Average Shares Outstanding	100	100

The accompanying notes are an integral part of these financial statements.

Vodafun Limited
Consolidated Statements of Cash Flows
For the Years Ended August 31, 2009 and 2008

	For the Year Ended
	Aug 31,
	2009	2008

Operating activities
Net income	$197,495	$221,429
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, expense	14,836	13,308
Changes in operating assets and liabilities:
Accounts receivable, net	(226,190)	(123,244)
Prepaid expenses and other receivables	107,823	(86,924)
Deferred Tax	9,376	(9,376)
Other assets	-	2,577
Accounts payable and accrued liabilities	(130,361)	280,131
Due to related parties	(2,905)	1,504
Net cash provided by (used in) operating activities	(29,926)	299,405
Investing activities
Cash paid for property, plant and equipment additions	(12,062)	(12,267)
Net cash used in investing activities	(12,062)	(12,267)
Financing activities
Principal payments on revolving line of credit	(64,884)	(42,964)
Net cash used in financing activities	(64,884)	(42,964)

Effect of exchange rate changes on cash and cash equivalents	534	15,728

Increase (decrease) in cash and cash equivalents	(106,338)	259,902

Cash and cash equivalents, beginning of year	297,808	37,906

Cash and cash equivalents, end of year	$191,470	$297,808

Non-cash activities
Declaration of dividend not paid at year end	$289,203	$-

Supplemental Disclosures
Interest paid	$236	$317
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

Vodafun Limited
Consolidated Statements of Stockholders' Equity
For the Years Ended August 31, 2009 and 2008

	Common Stock
	Shares	Amount (USD)	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Deficit during the development stage	Total
Balance as of August 31,2007	100	$-	$397,551	$(3,918)	$(338,408)	$55,225

Net income for the year					221,429	221,429

Foreign currency translation adjustment				15,728		15,728
Balance as of August 31, 2008	100	$-	$397,551	$11,810	$(116,979)	$292,382

Net income for the year					197,495	197,495

Foreign currency translation adjustment				534		534

Dividend					(289,203)	(289,203)

Balance - August 31, 2009	100	$-	$397,551	$12,344	$(208,687)	$201,208

The accompanying notes are an integral part of these financial statements.

Vodafun Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended August 31, 2009 and 2008
(Expressed in US dollars)

NOTE 1 – ORGANIZATION, NATURE OF BUSINESS, and BASIS OF PRESENTATION

Organization and Nature of Business

Vodafun Limited (“Vodafun” or “The Company”) was incorporated on January 8, 2009 under the laws of the British Virgin Islands.

Vodafun has no other material operation except a series of contractual arrangements with Galaxy Software (Guangzhou) Limited (“Galaxy”), a private-owned company incorporated under the laws of the People’s Republic of China on November 15, 2001 with a registered capital of RMB 3,000,000 that was fully paid up.

The sole director of Galaxy Software (Guangzhou) Limited is Peter Liu. The principal offices of Galaxy Software (Guangzhou) Limited are located in Guangzhou City, Canton Province, People’s Republic of China. Galaxy is an information technology company primarily specialized in developing and operating cell phone multiplayer games in mainland China.  Galaxy is a leading developer of cell phone games that are networked to serve a population of multiplayer; and delivered across JAVA and WAP platforms over 3G and 2.5G mobile telecommunication network in China.

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).   The Company’s consolidated financial statements include the financial statements of Galaxy Software (Guangzhou) Limited.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Galaxy is considered a variable interest entity (“VIE”), and the Company is the primary beneficiary. The Company’s relationships with Galaxy and its shareholders are governed by a series of contractual arrangements between the Company and Galaxy, which is an operating company in the PRC. The contractual arrangements constitute valid and binding obligations of the parties of such agreements. Each of the contractual arrangements and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of the PRC.  On April 15, 2009, the Company entered into the following contractual arrangements with Galaxy:

(1) Consulting Services Agreement. Pursuant to the consulting services agreement between Vodafun and Galaxy, dated April 15, 2009, Vodafun has the exclusive right to provide Galaxy with consulting services and daily operations, including general business operations in relation to the cell phone game development, human resources, research and development, and business growth, and support the daily operation costs and daily expenses. Galaxy pays an annual consulting service fee to Vodafun that is equal to 100% of Galaxy’s net revenue for such year, based on the annual financial statements. This agreement shall remain in force unless otherwise terminated. Vodafun is entitled to assign to a wholly-owned subsidiary, if one were set up in the future, all the rights to the Company as stipulated in this agreement.  All intercompany transactions, including this service fee, have been eliminated in the consolidated financial statements presented.

(2) Business Operating Agreement. Pursuant to the business operating agreement among Vodafun and Galaxy, dated April 15, 2009, Vodafun provides Galaxy guidance and instruction on Galaxy’s daily operations, financial management and employment issues. Vodafun has the right to appoint or remove Galaxy’s directors and executive officers. In addition, Vodafun agrees to guarantee Galaxy’s performance under any agreements or arrangements relating to its business arrangement with any third party. Upon the request of Galaxy, Vodafun agrees to provide loans to support its operation’s capital requirements and to provide guarantee if the Company needs to apply for loans from a third party. In return, Galaxy agrees to pledge its accounts receivable and all of its assets to Vodafun. The term of this agreement is ten years; and may be extended or terminated only by 30-day prior written notice served by Vodafun (or its designated party). Vodafun is entitled to assign to a wholly-owned subsidiary, if one were set up in the future, all the rights to the Company as stipulated in this agreement.

(3) Equity Pledge Agreement. Under the equity pledge agreement between Vodafun and Galaxy, dated April 15, 2009, Galaxy’s 100% shareholders pledged all of their equity interests in Galaxy to Vodafun to guarantee its performance of its obligations under the Business Operating Agreement. If Galaxy or its shareholders breaches their respective contractual obligations, Vodafun, as Pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. The 100% shareholders of Galaxy also agreed that upon occurrence of any event of default, Vodafun shall be granted an exclusive, irrevocable power of attorney to take actions in the place and stead of the 100% shareholders of Galaxy to carry out the security provisions of the equity pledge agreement and take any action and execute any instrument that Vodafun may deem necessary or advisable to accomplish the purposes of the equity pledge agreement. The 100% shareholders of Galaxy agreed not to dispose of the pledged equity interests or take any actions that would prejudice Vodafun’s interest. This equity pledge agreement shall expire two years after Galaxy’s obligations under the Consulting Services Agreement have been fulfilled. Vodafun is entitled to assign to a wholly-owned subsidiary, if one were set up in the future, all the rights to the Company as stipulated in this agreement.

Vodafun Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended August 31, 2009 and 2008
(Expressed in US dollars)

(4) Exclusive Option Agreement. Under the exclusive option agreement between Vodafun and Galaxy, dated on April 15, 2009, all the shareholders of Galaxy irrevocably granted to Vodafun (or its designated person) an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Galaxy for the minimum amount of consideration permitted by applicable PRC law. Vodafun (or its designated person) has sole discretion to decide when to exercise the option, whether in part or in full. The term of this agreement is ten (10) years from April 15, 2009 and may be extended prior to its expiration by written agreement of the parties.

(5) Voting Right Proxy Agreement. Under the voting right proxy agreement between Vodafun and Galaxy, dated on April 15, 2009, all shareholders of Galaxy agreed to irrevocably grant Vodafun with the right to exercise the 100% shareholders of Galaxy’s voting rights and their other rights, including the attendance at and the voting of the all the shares held by 100% shareholders of Galaxy at shareholders’ meetings (or by written consent in lieu of such meetings) in accordance with applicable laws and its Articles of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of the Galaxy, and appoint and vote for the directors and Chairman as the authorized representative of the shareholders of the Galaxy. The proxy agreement may be terminated by joint consent of the parties or upon 30-day written notice from Vodafun.

The accounts of Galaxy are consolidated in the accompanying financial statements pursuant to Financial Accounting Standards Board Interpretation No. 46 (Revised), “Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51”. As a VIE, Galaxy’s sales are included in the Company’s total sales, its income from operations is consolidated with the Company’s, and the Company’s net income includes all of Galaxy’s net income. The Company does not have any non-controlling interest and accordingly, did not subtract any net income in calculating the net income attributable to the Company. Because of the contractual arrangements, the Company had a pecuniary interest in Galaxy that requires consolidation of the Company’s and Galaxy’s financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as well as the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash on deposit with various financial institutions in the PRC, and all highly-liquid investments with original maturities of three months or less at the time of purchase.  There were no cash equivalents on hand at August 31, 2009 and 2008.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis. Management judgment and estimates are made in connection with establishing the allowance for doubtful accounts. Specifically, the Company analyzes the aging of accounts receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. Significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectibility of receivables and the Company’s operating results.  The company’s allowance for doubtful accounts is $0 at August 31, 2009 and 2008.

Vodafun Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended August 31, 2009 and 2008
(Expressed in US dollars)
Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method, with an estimated 0% salvage value of original cost, over the estimated useful lives of the assets as follows:

Office equipment	5 years
Electronic equipment	5 years
Furniture	5 years
Automobiles	5 years

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

When property or equipment is retired or disposed of, the cost and accumulated depreciation are removed from the accounts, with any resulting gains or losses being included in net income or loss in the year of disposition.

Intangible Assets and Long-Lived Assets

The Company has one category of intangible assets, application fee for the copyright of cell phone games, which is amortized using the straight-line method over approximately 5 years, which is the estimated economic life of the asset.

Revenue Recognition

The Company generally recognizes revenue when its products are sold and splits the revenue earned with its partners that provide the platform for its software applications, the largest of which is Shenzhen Tencent Computer System Co., Ltd (“Tencent”). As of August 31, 2009, there were four cell phone games of the Company in operation. These games are downloadable to the mobile hand set of the end users for free. Revenue is recognized when the end users purchase virtual goods to enhance the competence of their game characters or send text messages to other game players.    At the time of purchase of these virtual goods or the use of text messages,  the following criteria of SAB 104 are met: 1) an arrangement exists, 2) the sales prices is fixed and determinable, 3) goods and services have been delivered, and 4) collectability is reasonably assured.  At this point, the revenue earnings process is complete and revenue is recognized.  There are no dual revenue components and their revenue process is complete and therefore no revenue deferral is necessary.

Comprehensive Income

The Company has adopted SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Foreign Currency Translation

The functional currency of the Company is the Renminbi (“RMB”), the PRC’s currency. The Company maintains its financial statements using the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the RMB, are translated into the Company’s reporting currency, United States Dollars. Balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in stockholder’s equity.

The exchange rates for the balance sheets in effect at Aug. 31, 2009 and Aug. 31, 2008 were RMB 1 for $0.1464 and $0.1462, respectively.

Vodafun Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended August 31, 2009 and 2008
(Expressed in US dollars)

Stock Options and Similar Equity Instruments

The Company is required to recognize expense of options or similar equity instruments issued to employees using the fair-value-based method of accounting for stock-based payments in compliance with SFAS No. 123(R), "Share-Based Payment". SFAS No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.  Application of this pronouncement requires significant judgment regarding the assumptions used in the selected option pricing model, including stock price volatility and employee exercise behavior. Most of these inputs are either highly dependent on the current economic environment at the date of grant or forward-looking over the expected term of the award. The Company does not have any instruments subject to compliance with this standard.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes" ("SFAS 109") and FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109". Under SFAS 109, deferred tax assets and liabilities are determined based on differences between the financial statement and tax basis of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized.

Earnings Per Share

The Company has adopted the provisions of SFAS No. 128, Earnings Per Share ("EPS"). SFAS No. 128 provides for the calculation of basic and diluted earnings or loss per share. Basic loss per share includes no dilution and is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution of securities that could share in the earnings or losses of the entity.  The Company does not have any potentially issuable shares.  For the years ended August 31, 2009 and 2008, basic and diluted loss per share are the same.

Fair Value of Financial Instruments

The Company adopted SFAS 157, Fair Value Measurements (SFAS 157). SFAS 157 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, loans payable, and accounts payable and accrued expenses, approximate their fair market value based on the short-term maturity of these instruments.

Vodafun Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended August 31, 2009 and 2008
(Expressed in US dollars)

The following table presents assets and liabilities that are measured and recognized at fair value as of August 31, 2008 on a non-recurring basis:

The line of credit was paid off in 2009 and no balance was outstanding as of August 31, 2009.  The Company did not identify any accounts requiring fair value disclosure as of August 31, 2009.

The FASB’s SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, became effective for the Company on January 1, 2008. SFAS 159 establishes a fair value option that permits entities to choose to measure eligible financial instruments and certain other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value options have been elected in earnings at each subsequent reporting date. For the periods ended August 31, 2009 and 2008, there were no applicable items on which the fair value option was elected.

Concentrations of Credit Risk

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. All of the Company’s cash is maintained with state-owned banks within the People’s Republic of China of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A significant portion of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.  Approximately all of the accounts receivable at August 31, 2008 and 2009 consisted of amounts due from Tencent.  These amounts were $163,892 and $390,066, respectively.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”), which replaces SFAS No. 141. SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. The Statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008, and applies to any business combinations which occur after December 31, 2008. The adoption of SFAS 141(R), effective January 1, 2009, may have an impact on accounting for future business combinations.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51”  (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company does not expect SFAS No. 160 to have a material impact on the preparation of its consolidated financial statements.

Vodafun Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended August 31, 2009 and 2008
(Expressed in US dollars)

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not expect SFAS No. 161 to have a material impact on the preparation of its consolidated financial statements.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants. Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company has adopted FSP APB 14-1 beginning January 1, 2009, and this standard must be applied on a retroactive basis.  The adoption of this standard did not impact the Company’s consolidated financial position and results of operations.

In May 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 162, The Hierarchy of Generally Accepted Accounting Principles. This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles in the United States for non-governmental entities. The adoption of this standard did not have a material impact on the preparation of these consolidated financial statements.

On June 16, 2008, the FASB issued final Staff Position (FSP) No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the requirements of (FSP) No. EITF 03-6-1 as well as the impact of the adoption on its consolidated financial statements.

In June 2008, the FASB ratified Emerging Issues Task Force Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock” (“EITF 07-5”). EITF 07-5 mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity’s own stock.  Warrants that a company issues that contain a strike price adjustment feature, upon the adoption of EITF 07-5, are no longer being considered indexed to the company’s own stock. Accordingly, adoption of EITF 07-5 will change the current classification (from equity to liability) and the related accounting for such warrants outstanding at that date. EITF 07-5 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company does not expect the adoption of EITF 07-5 to have a material impact on it’s consolidated financial statements.

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities” (“FSP FAS 140-4 and FIN 46(R)-8”). FSP FAS 140-4 and FIN 46(R)-8 amends FAS 140 and FIN 46(R) to require additional disclosures regarding transfers of financial assets and interest in variable interest entities. FSP FAS 140-4 and FIN 46(R)-8 is effective for interim or annual reporting periods ending after December 15, 2008. The adoption of FSP FAS 140-4 and FIN 46(R)-8 did not have an impact on its consolidated financial position and results of operations.

In May 2009, the FASB issued SFAS 165 (“SFAS 165”), “Subsequent Events.” This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). SFAS 165 requires an entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009.  This pronouncement has been adopted in this filing.

In June 2009, the FASB issued SFAS 168 (“SFAS 168”), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles.” SFAS 168 will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non grandfathered non-SEC accounting literature not included in the Codification will become non authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company does not expect the adoption of FAS 168 to have an impact on the Company’s results of operations, financial condition or cash flows.

Vodafun Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended August 31, 2009 and 2008
(Expressed in US dollars)

NOTE 3 – PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses and other receivables totaled $30,636 and $138,459 as of August 31, 2009 and 2008, respectively, as follows:

	Aug. 31,	Aug. 31,
	2009	2008

Prepaid Expenses – Poly Tech	$8,333	$66,249
Home Loans to Employees	17,568	19,005
Biomedic Receivable	-	46,780
Other Receivables	4,735	6,425
Total Prepaids and Other Receivables	$30,636	$138,459

 The balances paid to Poly Tech were for consulting services provided the following fiscal year.

The loans made to employees were done as additional incentive for performance.  The employee was allowed to use the loan for a down payment on a home.  The loans are to be repaid in one year from the date of issuance and are non-interest bearing.

In 2008, Galaxy loaned $46,780 to Biomedic Trading Company, which was repaid in fiscal 2009.  The loan was not interest bearing.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	Aug. 31,	Aug. 31,
	2009	2008

Office Equipment - Cost	$44,063	$43,999
Office Equipment- Accumulated Depreciation	(43,228)	(42,829)
Office equipment - Net	835	1,171

Electronic Equipment- Cost	42,271	30,207
Electronic Equipment - Accumulated Depreciation	(18,430)	(12,716)
Electronic Equipment - Net	23,841	17,491

Automobiles - Cost	37,721	37,667
Automobiles – Accumulated Depreciation	(33,949)	(26,367)
Automobiles - Net	3,772	11,300

Furniture Equipment - Cost	5,871	5,862
Furniture Equipment - Accumulated Depreciation	(2,845)	(1,668)
Furniture Equipment - Net	3,026	4,194

Total Fixed Assets - Net	$31,474	$34,156

Vodafun Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended August 31, 2009 and 2008
(Expressed in US dollars)

NOTE 5 – PAYABLES AND ACCRUED LIABILITIES

Payables and accrued liabilities totaled $10,592 and $245,583 as of August 31, 2009 and 2008.  These accounts consist primarily of payables for consulting expenses incurred by the Company.

NOTE 6 – NOTES PAYABLE

Notes payable as of August 31, 2009 and 2008 were zero and $64,884, respectively.  The balance at August 31, 2008 consisted entirely of a revolving loan between Galaxy and Mr. Chan, related to an agreement dated January 1, 2007 between Mr. Chan and Galaxy.  The Company may borrow up to RMB 1,000,000 on the revolver, which is guaranteed by Mr. Peter Liu, the sole director of Galaxy.  The option to borrow commenced on September 1, 2007 and ends on December 31, 2009.

During fiscal 2008 the Company borrowed $64,884 on the loan, all of which was repaid during fiscal 2009. No additional amounts were borrowed in 2009, and as such, the balance on the revolver at August 31, 2009 was zero.

According to the agreement, all amounts borrowed on the revolver are interest free. The Company has not recorded any imputed interest on the balance, as any amounts would be immaterial to the consolidated financial statements.

NOTE 7 – DUE TO RELATED PARTIES

Due to related parties consists of the following:

	Aug. 31,	Aug. 31,
	2009	2008
Peter Liu (a)	$-	$2,924
Ling Liu (b)	13,176	13,157
	$13,176	$16,081

(a)	Company’s shareholder and director.
(b)	Company’s shareholder.

The amount due to related parties represents loans payable that are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. The loans from related parties are to meet the Company’s need in operation.  The Company has not recorded any imputed interest on the balances, as any amounts would be immaterial to the consolidated financial statements as of August 31, 2009 and 2008.

Vodafun Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended August 31, 2009 and 2008
(Expressed in US dollars)

NOTE 8 – COMMITMENTS AND CONTINGECIES

The Company has two offices in Guangzhou city in Canton Province, P.R. China:

(1) administrative, R&D, production center: Room South 01-07, 9/F South, Building A, Zhongshan Avenue No. 89, Tianhe District, Guangzhou, Canton Province, P.R. China, with area of 405 square meters; (2) customer service center: Room North-02, 9/F North, Building A, Zhongshan Avenue No. 89, Tianhe District, Guangzhou, Canton Province, P.R. China, with area of 45 square meters.

Rent expense for the years ended August 31, 2009 and 2008 was $32,813 and $28,231, respectively.

The following table shows the minimum lease payments due on the contracts for the next five years:

Fiscal year ending August 31, 2010: $32,664
Fiscal year ending August 31, 2011: $27,340
Fiscal year ending August 31, 2012: $0
Fiscal year ending August 31, 2013: $0
Fiscal year ending August 31, 2014 and thereafter: $0

NOTE 9 - LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Company.

NOTE 10 – INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, ‘‘Accounting for Income Taxes’’ (‘‘SFAS 109’’). SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards.  SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company’s VIE, Galaxy, is subject to these statutory rates. Vodafun was incorporated in the British Virgin Islands in 2009 and has no material operations except those of Galaxy.  As a result, the only tax obligations are those Galaxy has within the PRC.  Because the Company’s operations are conducted wholly outside of the United States and the Company does not plan to invest earnings in the United States, the Company has not recognized any United States taxes or income taxes in the British Virgin Islands.

In 2009 and 2008, under the Income Tax Laws of PRC, Chinese companies are generally subject to an income tax at an effective rate of 25%, on income reported in the statutory financial statements after appropriate tax adjustments.

Under the Income Tax Law of PRC, operating losses can be carried forward 5 years to offset future taxable income. The Company has accumulated operating losses from prior year total $103,840 which has been used to offset 2008 income and hence there is no income tax provision as of August 31, 2008. As of August 31, 2009 the Company has income tax provision of $61,672.

Vodafun Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended August 31, 2009 and 2008
(Expressed in US dollars)

The table below summarizes the differences between the U.S. statutory federal rate and the Company’s effective tax rate as follows for the years ended August 31, 2009 and 2008:

	2009	2008
US statutory rates	34%	34%
US effective rate in excess of China tax rate	(9%)	(9%)
Provision for income taxes – PRC rate	25%	25%

 The component of deferred tax assets is as follows:

	2009	2008
Net operating loss carry-forward	$0	$9,376
Deferred tax assets	$0	$9,376

The net deferred tax asset has been fully reserved.

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized.  It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

NOTE 11 –CUSTOMER CONCENTRATIONS

The Company’s revenues by games by Customer are as follows ：

		Year Ended August 31,
Game’s name	Customer	2009		2008
Journey to the West	Shenzhen Tencent Computer System Co., Ltd	$		$7,171
Miracle Journey to the West	Shenzhen Tencent Computer System Co., Ltd		1,125,135	901,276
Journey to the West OL	Shenzhen Tencent Computer System Co., Ltd		77,812	-
Fantasy Wulin	Shenzhen Tencent Computer System Co., Ltd		54,129	-
Miracle Jiutian	Beijing Downjoy Information Technology Co., Ltd		1,689	-
Total			$1,258,765	$908,447

The Company’s accounts receivable by customer are as follows:

	Year Ended August 31,
	2009	2008
Shenzhen Tencent Computer System Co., Ltd.	100%	100%

NOTE 12 – SUBSEQUENT EVENTS

There were no reportable subsequent events through the date this report is issued December 31, 2009

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any changes in or disagreements with our independent public accountants during the last two fiscal years.

Item 5.02 Election of Directors

On December 31, 2009, we appointed Tian Yuan to our board of directors consequently increasing the total number of directors on our board of directors to 3.

On December 31, 2009 Mr. Yuan was issued 54,500,000 shares of our common stock in association with the closing of the share exchange transaction with Vodafun.  There are no other transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the smaller reporting company's total assets at year end for the last two completed fiscal years, and in which Ms. Chan had or will have a direct or indirect material interest.

Item 5.03 Change in Fiscal Year

In connection with the closing of the share exchange, on December 31, 2009 we changed our fiscal year end to August 31.  The share exchange is deemed to be a reverse acquisition for accounting purposes, with Vodafun, the acquired entity, regarded as the predecessor entity as of December 31, 2009.  Starting with the periodic report for the quarter in which the share exchange was completed, we will file annual and quarterly reports based on the August 31 fiscal year end of Vodafun.  Such financial statements will depict the operating results of Vodafun, including the acquisition of Amico Games Corp., from Galaxy’s inception on November 15, 2001.  We will also file an amendment to this Current Report on Form 8-K to provide the financial results of Vodafun for the period ended November 30, 2009, the last quarter of Vodafun before the completion of the revise acquisition with us.

In reliance on Section III F of the SEC’s Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, we do not intend to file a transition report covering the period from March 31, 2009 through August 31, 2009.

Item 5.06 Change in Shell Company Status

As a result of the consummation of the share exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the audited financial statements of Vodafun for the last two fiscal years ended August 31, 2009 and 2008 are filed in this Current Report on Form 8-K under the heading “Financial Statements and Supplementary Data”.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Share Exchange Agreement with Tian Yuan and Vodafun Limited, dated November 27, 2009 (1)
3.1	Articles of Incorporation of Amico Games Corp. (formerly Destiny Mining Inc.) (2)
3.2	Articles of Merger filed with the Nevada Secretary of State on September 23, 2009 (3)
3.3	Certificate of Change filed with the Nevada Secretary of State on September 22, 2009 (3)
3.4	Bylaws of Amico Games Corp. (formerly Destiny Mining Inc.) (2)
10.1	Consulting Services Agreement between Vodafun Limited and Galaxy Software (Guangzhou) Limited dated April 15, 2009.
10.2	Business Operating Agreement between Vodafun Limited, Galaxy Software (Guangzhou) Limited and the Shareholders of 100% of Galaxy Software (Guangzhou) Limited’s stock dated April 15, 2009.
10.3	Equity Pledge Agreement between Vodafun Limited, Galaxy Software (Guangzhou) Limited and the Shareholders of 100% of Galaxy Software (Guangzhou) Limited’s stock dated April 15, 2009.
10.4	Exclusive Option Agreement between Vodafun Limited, Galaxy Software (Guangzhou) Limited and the Shareholders of 100% of Galaxy Software (Guangzhou) Limited’s stock dated April 15, 2009.
10.5	Voting Right Proxy Agreement between Vodafun Limited, Galaxy Software (Guangzhou) Limited and the Shareholders of 100% of Galaxy Software (Guangzhou) Limited’s stock dated April 15, 2009.
10.6	Share Cancellation and Debt Assumption Agreement with Emad Petro dated December 31, 2009.
21	List of Subsidiaries: Vodafun Limited

(1) Included as an exhibit to our Current Report on Form 8-K filed on November 30, 2009.
(2) Icluded as an exhibit to our Registration Statement on Form S-1 filed on June 16, 2008.
(3) Included as an exhibit to our Current Report on Form 8-K filed on September 30, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2009	AMICO GAMES CORP.

	By:	/s/ Peter Liu
Peter Liu
President and Chief Executive Officer